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                                                                    EXHIBIT 4(d)

                                 UROPLASTY, INC.

                          COMMON STOCK PURCHASE WARRANT


Certificate No:                         Holder:
               -----------------------         ---------------------------------
No. of Shares
Purchasable:                            Exercise Price: $2.00 per share
               -----------------------


         Uroplasty, Inc., a Minnesota corporation (the "COMPANY"), hereby agrees that, for value received, the person named above (the "HOLDER"), or his/her/its assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time, after the date of this Warrant, and before 5:00 p.m., Minnesota time, on January 31, 2004, that number of shares of Common Stock of the Company (the "COMMON STOCK") stated above, at an exercise price stated above, subject to adjustment as provided herein.

     1. EXERCISE OF WARRANT. The Holder may exercise the purchase rights represented by this Warrant (in minimum quantities of 100 shares) by surrendering this Warrant, with the Warrant Exercise Form attached duly executed, to the Company at its principal office, accompanied by payment, in cash or by cashier's check payable to the order of the Company, for the Common Stock being purchased. If less than all of the Common Stock purchasable hereunder is purchased, the Company will, upon such exercise, execute and deliver to the Holder a new Warrant (dated the date hereof) evidencing the number of shares of Common Stock not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause certificate(s) representing the shares purchased upon such exercise to be delivered to the Holder.

     2. NEGOTIABILITY AND TRANSFER. The Holder consents and agrees that until this Warrant is duly transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

     3. ANTIDILUTION ADJUSTMENTS. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of this Warrant, immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock.


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         No fractional shares of Common Stock will be issued and no cash adjustment will be paid therefor upon the exercise of this Warrant.

         In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, reasonable lawful provision shall be made so that the Holder shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of the Warrant.

         When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall promptly determine the new exercise price, and prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and shall deliver a copy of such statement to the Holder within ten (10) business days after receiving a request for such statement.

     4. RESERVATION OF COMMON STOCK. The Company shall at all times reserve a number of shares of Common Stock sufficient to provide for the exercise of this Warrant.

     5. MISCELLANEOUS. The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Minnesota.

         All shares of Common Stock or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issuance thereof.

         Notwithstanding anything to the contrary, the Holder shall not be considered a stockholder of the Company for any purpose whatsoever until this Warrant is duly exercised.

         IN WITNESS WHEREOF, this Warrant has been duly executed by Uroplasty, Inc., this ____ day of January, 2002.


                                                    UROPLASTY, INC.

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------



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                              WARRANT EXERCISE FORM

                   To be signed only upon exercise of Warrant.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________ of the shares of Common Stock of Uroplasty, Inc. to which such Warrant relates and herewith makes payment of $___________ therefor in cash or by certified check, and requests that such shares be issued and be delivered to, _________________________, the address for which is set forth below the signature of the undersigned.

Dated:
      --------------------


---------------------------------      -----------------------------------------
(Taxpayer's I.D. Number or Social                     (Signature)
Security Number)
                                       -----------------------------------------
                                                       (Address)

                                       -----------------------------------------



                                 ASSIGNMENT FORM

             To be signed only upon authorized transfer of Warrant.

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase shares of Common Stock of Uroplasty, Inc. to which the within Warrant relates and appoints _________________, attorney, to transfer said right on the books of Uroplasty, Inc. with full power of substitution in the premises.


Dated:
      --------------------             -----------------------------------------
                                                      (Signature)

                                       -----------------------------------------
                                                       (Address)

                                       -----------------------------------------








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